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                                                                  Exhibit 23(ii)


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Lennar Corporation

We consent to the incorporation by reference in this Registration Statement of Lennar Corporation on Form S-3 of our reports dated January 20, 1998 appearing in the Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 1997, and to the reference to our firm under the heading "Experts" in the Prospectus which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP

Miami, Florida

February 19, 1999